SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: February 28, 2005

(Date of earliest event reported)

NAUTILUS, INC.

(Exact name of registrant as specified in its charter)

Washington	000-25867	94-3002667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 NE 136th Avenue

Vancouver, Washington 98684

(Address of principal executive offices and zip code)

(360) 694-7722

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NAUTILUS, INC.

FORM 8-K/A

This amended Form 8-K is being filed to include disclosure under Item 1.01 regarding an employment agreement with an executive officer. The original Form 8-K was filed with the Commission on March 4, 2005 under Items 5.02 and 9.01.

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 31, 2005, Nautilus, Inc. (formerly known as The Nautilus Group, Inc., the “Company”) entered into an executive employment agreement with William D. Meadowcroft, who is succeeding Rod Rice as Chief Financial Officer. Mr. Meadowcroft’s employment arrangement provides for annual compensation of $215,000 paid in accordance with the Company’s existing payroll policies and subject to normal and/or authorized deductions and withholdings. Mr. Meadowcroft is eligible to receive additional compensation under the Company’s 2005 Incentive Bonus Plan with a target bonus equal to 50% of his annual base salary. In addition, on February 23, 2005, Mr. Meadowcroft was awarded a stock option exercisable for 30,000 shares of the Company’s common stock at an exercise price of $21.68 per share. The stock option vests over a period of five years and was granted pursuant to the Company’s 1995 Stock Option Plan.

Upon termination of Mr. Meadowcroft’s employment under this agreement by the Company without cause or by Mr. Meadowcroft for good reason, the Company shall pay to Mr. Meadowcroft severance equal to the annual salary amount then in effect at the time of the termination. Such severance payment shall be made according to the Company’s normal payroll process spread out equally over the severance period. If the Company terminates Mr. Meadowcroft’s employment during the term of this agreement for cause or if Mr. Meadowcroft terminates his employment other than for good reason, then the Company shall have no further payment obligations.

A copy of Mr. Meadowcroft’s executive employment agreement is attached hereto as Exhibit 99.2 and is incorporated herein. The foregoing description of the employment agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On February 28, 2005, the Company issued a press release announcing that Rod Rice, chief financial officer and secretary, announced his retirement from the Company effective March 31, 2005. Succeeding Rod Rice will be William D. Meadowcroft. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein.

Mr. Meadowcroft, age 42, joined Nautilus in 2000 as the corporate controller. Mr. Meadowcroft was promoted to principal accounting officer and treasurer in July 2004. During his tenure at Nautilus, Mr. Meadowcroft has spearheaded the Company’s Sarbanes-Oxley compliance project, renegotiated credit arrangements for both consumers and commercial customers, and worked to consolidate financial systems and organizations following three acquisitions.

Mr. Meadowcroft has 20 years of accounting and finance experience, including eight with Deloitte & Touche in Portland, Oregon and Ernst & Young in Providence, Rhode Island. From 1997 to 2000, he worked as controller for the American Automobile Association of Oregon/Idaho, which represents and protects motorists’ interest, where he was responsible for rebuilding the financial infrastructure of the organization. Mr. Meadowcroft has been a Certified Public Accountant in Oregon, has an undergraduate degree from Pennsylvania State University, and has a master’s degree from Western Seminary in Portland, Oregon.

There are no arrangements or understandings between Mr. Meadowcroft and any other person pursuant to which Mr. Meadowcroft was elected as a chief financial officer. Mr. Meadowcroft is not a family member of any director or executive officer of the Company. There are no transactions in which Mr. Meadowcroft has an interest requiring disclosure under Item 404(a) of Regulation S-K. The terms of Mr. Meadowcroft’s compensation are summarized in Item 1.01 of this Form 8-K.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

Exhibit No.	Description
99.1	Press Release, dated February 28, 2005, announcing the promotion of William D. Meadowcroft to chief financial officer. Incorporated by reference to Exhibit 99.1 of the Company’s Form 8-K, as filed with the Commission on March 4, 2005.

99.2	Executive Employment Agreement dated March 31, 2005, by and between the Company and William D. Meadowcroft.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAUTILUS, INC.
(Registrant)

April 6, 2005	By:	/s/ William D. Meadowcroft
(Date)		William D. Meadowcroft, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated February 28, 2005, announcing the promotion of William D. Meadowcroft to chief financial officer, incorporated by reference to Exhibit 99.1 of the Company’s Form 8-K, as filed with the Commission on March 4, 2005.

99.2	Executive Employment Agreement dated March 31, 2005, by and between the Company and William D. Meadowcroft.